UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2007

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

This Current Report on Form 8-K updates 3M’s Annual Report on Form 10-K for the year ended December 31, 2006 (“3M’s 2006 Annual Report”) to reflect business segment realignments that occurred during the first quarter of 2007.

3M continues to manage its operations in six operating business segments: Industrial and Transportation segment, Health Care segment, Display and Graphics segment, Consumer and Office segment, Safety, Security and Protection Services segment, and the Electro and Communications segment. Effective in the first quarter of 2007, 3M made certain product moves between its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. The most significant of these changes are summarized as follows:

•                  3M’s new emerging business opportunity in its Track and Trace initiative resulted in the merging of a number of formerly separate efforts into one concerted effort for future growth. Track and Trace has a growing array of applications — from tracking high value assets to managing medical and legal records. The establishment of this new initiative within 3M’s Safety, Security and Protection Services segment resulted in the transfer of certain businesses to this segment from other segments, including the transfer of HighJump Software Inc., a 3M U.S.-based subsidiary that provides supply chain execution software and solutions (Industrial and Transportation Segment) and the transfer of certain Track and Trace products from the Electro and Communications segment.

•                  3M’s Visual Systems business (Consumer and Office segment), which offers analog overhead and electronic projectors and film, was transferred to the Electro and Communications segment. This transfer is intended to leverage common markets, customers, suppliers and technologies.

•                  3M’s Industrial and Transportation segment (Energy and Advanced Materials business) transferred the 3M™ Aluminum Conductor Composite Reinforced (ACCR) electrical power cable to the Electro and Communications segment (Electrical Markets business). With an aluminum-based metal matrix at its core, the ACCR product increases transmission capacity for existing power lines. The Electrical Markets business sells insulating, testing and connecting products to various markets, including the electric utility markets.

•                  Certain adhesives and tapes in the Industrial and Transportation segment (Industrial Adhesives and Tapes business) were transferred to the Consumer and Office segment (primarily related to the Construction and Home Improvement business and the Stationery Products business) and to the Electro and Communications segment (Electronics Markets Materials business). Certain maintenance-free respirator products for the consumer market in 3M’s Safety, Security and Protection Services segment were transferred to the Consumer and Office segment (Construction and Home Improvement business).

•                  3M transferred Film Manufacturing and Supply Chain Operations, a resource for the manufacturing and development of films and materials, to the Display and Graphics Business from Corporate and Unallocated.

Segment information for all periods presented herein reflects the impact of all the preceding changes for all periods presented.

Item 9.01 of this Current Report on Form 8-K updates the information provided in Item 1, “Business”, Item 8, Note 3, “Goodwill and Intangible Assets”, and Item 8, Note 17, “Business Segments” contained in 3M’s 2006 Annual Report to reflect 3M’s realigned segment structure. 3M has also updated its Management Discussion and Analysis (MD&A) in this Current Report to reflect these realignments.

By virtue of this Current Report, the Company will be able to incorporate the updated information by reference into future registration statements or post-effective amendments to existing registration statements. This Current Report does not update for other changes since the filing of the 2006 Annual Report (e.g., changes in executive officers, new accounting pronouncements, and commitments and contingencies). For significant developments since the filing of the Annual Report, refer to the Quarterly Report on Form 10-Q for the period ended March 31, 2007.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
12	Calculation of Ratio of Earnings to Fixed Charges
23	Consent of Independent Registered Public Accounting Firm

99	Updates to 2006 Annual Report on Form 10-K:
Part I, Item 1, Business
Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 8, Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY
(Registrant)

Date: May 25, 2007
	By:	/s/ Patrick D. Campbell
Patrick D. Campbell,
Senior Vice President and Chief Financial Officer

(Mr. Campbell is the Principal Financial Officer and has been duly authorized to sign on behalf of the Registrant)